SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 27, 1997


                                TIME WARNER INC.
            (Exact name of registrant as specified in its charter)


        Delaware                     1-12259               13-3527249
(State or other jurisdiction       (Commission           (I.R.S. Employer
    of incorporation)             File Number)          Identification No.)


                   75 Rockefeller Plaza, New York, NY 10019
             (Address of principal executive offices)  (zip code)

                                 (212) 484-8000
               (Registrant's telephone number, including area code)

                                 Not Applicable
           (Former name or former address, if changed since last report)

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Item 5. Other Events.

        Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), a partnership in which Time Warner and certain of its wholly owned subsidiaries own general and limited partnership interests representing 74.49% of each of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital") and 100% of each of the senior priority capital ("Senior Capital") and junior priority capital ("Series B Capital") have completed, or have entered into, the transactions described below:

        (i) On October 27, 1997, a wholly owned subsidiary of Time
   Warner entered into an agreement (the "Transfer Agreement") with the Time Warner Entertainment-Advance/Newhouse Partnership (the "TWE-Advance/Newhouse Partnership") and each of its partners, pur-suant to which, (a) (i) a wholly owned subsidiary of Time Warner will contribute cable television systems serving approximately
   640,000 subscribers formerly held by Cablevision Industries
   Corporation and related companies ("CVI", now known as TWI Cable
   Inc., or "TWI Cable", a wholly owned subsidiary of Time Warner)
   (the "CVI Transferred Systems") into Paragon Communications
   ("Paragon", an entity currently owned by subsidiaries of Time Warner, with 50% beneficially owned in the aggregate by TWE and the TWE-Advance/Newhouse Partnership) in exchange for partnership interests therein, (ii) Paragon will assume approximately $1.021 billion of indebtedness from CVI, and (iii) Paragon, in turn, will contribute the CVI Transferred Systems, subject to $985 million of the assumed indebtedness, to the TWE-Advance/Newhouse Partnership in exchange for a 1.15% common partnership interest and a $147 million preferred partnership interest therein (collectively, the "CVI Transfers"),
   (b) Paragon will contribute certain of its own cable television systems serving approximately 27,000 subscribers, subject to $36 million of the assumed indebtedness, to the TWE-Advance/Newhouse Partnership, in exchange for an additional .04% common partnership interest and a $5 million preferred partnership interest therein (the "Time Warner/ Paragon Transferred Systems") and (c) (i) TWE will exchange substantially all of its beneficial interest in Paragon for an equivalent share of Paragon's cable television systems serving approximately 515,000 subscribers and (ii) TWE, in turn, will similarly transfer such systems (and certain related assets) to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/ Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership (the "TWE/Paragon Transferred Systems", and when taken together with the Time Warner/Paragon Transferred Systems, the "Paragon Transfers"). As a result of the Paragon Transfers, substantially all of the pre-existing beneficial ownership interests in Paragon owned by TWE and the TWE-Advance/ Newhouse Partnership will be redeemed by Paragon, which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon. In addition, in connection with the TWE-A/N Transfers, Advance/Newhouse will contribute an approximate $76 million note receivable to the TWE-Advance/Newhouse Partnership in order to maintain its 33.3% common equity interest therein. The CVI
   Transfers and the Paragon Transfers are referred to herein as the "TWE-A/N Transfers". The TWE-A/N Transfers are not subject to bondholder approval. However, the TWE-A/N Transfers are subject to the receipt of franchise and other required regulatory consents and the aggregate consideration is subject to adjustment pursuant to the terms of the Transfer Agreement.

        (ii) On October 10, 1996, Time Warner acquired the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that it did not already own (the "TBS Transaction"). As a result of this transaction, a new parent company with the name "Time Warner Inc." replaced the old parent company of the same name (now known as Time Warner Companies, Inc., "TW Companies"), and TW Companies and TBS became separate, wholly owned subsidiaries of the new parent company. References herein to "Time Warner" refer to TW Companies prior to October 10, 1996 and Time Warner Inc. thereafter.

       As part of the TBS Transaction, each of TW Companies and TBS became separate, wholly owned subsidiaries of Time Warner, which combines, for financial reporting purposes, the consolidated net assets and operating results of TW Companies and TBS. Each issued and outstanding share of each class of capital stock of TW Companies was converted into one share of a substantially identical class of capital stock of Time Warner.

       In connection with the TBS Transaction, Time Warner issued
   (i) approximately 179.8 million shares of common stock (including 57 million shares of a special class of non-redeemable common stock having 1/100th of a vote per share on certain limited matters ("Series LMCN-V Common Stock") to affiliates of Liberty Media Corporation ("LMC"), a subsidiary of Tele-Communications, Inc.) and (ii) approximately 14 million stock options. Time Warner also assumed approximately $2.8 billion of indebtedness.

       (iii) on April 11, 1996, Time Warner issued 1.6 million shares of 10-1/4% exchangeable preferred stock for approximately $1.55 billion of net proceeds. Such proceeds were used by Time Warner to redeem all $250 million principal amount of its outstanding 8.75% Debentures due 2017 (the "8.75% Debentures") for approximately $265 million (including redemption premiums and accrued interest thereon) and to reduce indebtedness of TWI Cable under its five-year revolving credit facility (the "1995 Credit Agreement") by approximately $1.3 billion. This issuance and the use of the proceeds therefrom to reduce outstanding indebtedness of Time Warner are referred to herein as the "Preferred Stock Refinancing". As part of the TBS Transaction, these privately-placed preferred shares were converted into registered shares of Series M exchangeable preferred stock with substantially identical terms ("Series M Preferred Stock"); and

        (iv) on February 1, 1996, Time Warner redeemed all $1.2 billion principal amount of 8.75% Convertible Subordinated
   Debentures due 2015 (the "8.75% Convertible Debentures") for $1.28 billion, including redemption premiums and accrued interest thereon (the "February 1996 Redemption"). The February 1996
   Redemption was financed with (1) $557 million of net proceeds raised in December 1995 from the issuance of Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("Preferred Trust Securities") and (2) proceeds raised from the $750 million issuance in January 1996 of (i) $400 million principal amount of 6.85% debentures due 2026, which are redeemable at the option of the holders thereof in 2003, (ii) $200 million principal amount of 8.3% discount debentures due 2036, which do not pay cash interest until 2016, (iii) $166 million principal amount of 7.48% debentures due 2008 and (iv) $150 million principal amount of 8.05% debentures due 2016 (collectively referred to herein as the "January 1996 Debentures"). The issuance of the Preferred Trust Securities and the January 1996 Debentures, together with the February 1996 Redemption, are collectively referred to herein as the "Convertible Debt Refinancing".

       The Preferred Stock Refinancing and the Convertible Debt
   Refinancing are referred to herein as the "Debt Refinancings" and the TWE-A/N Transfers, the TBS Transaction and the Debt
   Refinancings are referred to herein as the "Transactions".
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
Item 7. Financial Statements and Exhibits

(a) Pro Forma Consolidated Condensed Financial Statements

        The following pro forma consolidated condensed financial statements of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, as of and for the six months ended June 30, 1997 give effect to the TWE-A/N Transfers as if such transaction occurred at such date, with respect to the balance sheet, and at the beginning of such period, with respect to the statement of operations. The TBS Transaction and the Debt Refinancings are already reflected in the historical financial statements of Time Warner as of and for the six months ended June 30, 1997. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the year ended December 31, 1996 give effect to the TWE-A/N Transfers and, with respect to Time Warner only, the TBS Transaction and the Debt Refinancings, as if the transactions occurred at the beginning of such period.

        The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the six months ended June 30, 1997 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1996, as well as the historical financial statements of TBS for the nine months ended September 30, 1996, which are incorporated herein by reference from TBS's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

        The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

TWE-A/N Transfers

        In April 1995, TWE and the Advance/Newhouse Partnership ("Advance/ Newhouse") formed the TWE-Advance/Newhouse Partnership. Upon formation of the TWE-Advance/Newhouse Partnership, TWE, which is the managing partner, owned a 66.7% common partnership interest in the TWE-Advance/ Newhouse Partnership and Advance/Newhouse owned a 33.3% common partnership interest. TWE consolidates the TWE-Advance/Newhouse
Partnership. As such, the common partnership interest owned by Advance/Newhouse and the common and preferred partnership interests that will be owned by Paragon as a result of the TWE-A/N Transfers are reflected in the Entertainment Group's pro forma financial statements as minority interest.

        Subject to receipt of franchise and other required regulatory consents, Time Warner has agreed to transfer certain cable television systems serving an aggregate of approximately 667,000 subscribers to the TWE-Advance/Newhouse Partnership, subject to approximately $1.021 billion of debt, thereby reducing the financial leverage of Time Warner and increasing the under-leveraged capitalization of the TWE-Advance/Newhouse Partnership and consequently, TWE. In addition, as discussed more fully below, as part of the TWE-A/N Transfers, TWE and the TWE-Advance/Newhouse Partnership will exchange substantially all of their respective beneficial interests in Paragon (and certain related assets) for an equivalent share of Paragon's cable television systems, serving approximately 515,000 subscribers.

        Pro forma adjustments for the CVI Transfers reflect the contribution by Time Warner, through Paragon, of cable television systems serving approximately 640,000 subscribers formerly held by CVI to the TWE-Advance/

Newhouse Partnership, subject to approximately $985 million of debt in exchange for a 1.15% common partnership interest and a $147 million preferred partnership interest therein to be held by Paragon.

        Pro forma adjustments for the Paragon Transfers reflect (i) the contribution by Paragon of certain of its own cable television systems serving approximately 27,000 subscribers, subject to approximately
$36 million of debt, to the TWE-Advance/Newhouse Partnership in exchange for an additional .04% common partnership interest and a $5 million preferred partnership interest therein, (ii) (a) the exchange by TWE of substantially all of its beneficial interest in Paragon for an equivalent share of Paragon's cable television systems serving approximately 515,000 subscribers and (b) the transfer by TWE, in turn, of such systems (and certain related assets) to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership and (iii) the consolidation of Paragon by Time Warner (and the related deconsolidation of Paragon by TWE) as a result of the redemption by Paragon of substantially all of the pre-existing beneficial ownership interests therein owned by TWE and the TWE-Advance/Newhouse Partnership which, in effect, will result in wholly owned subsidiaries of Time
Warner owning substantially all of the remaining cable television systems of Paragon.

        Because the fair value of the consideration to be received from the TWE-Advance/Newhouse Partnership approximates the carrying value of the net assets of the CVI Transferred Systems and the Time Warner/Paragon Transferred Systems, Time Warner is not expected to recognize a gain or loss on the transaction and the net assets to be received by the TWE-Advance/Newhouse Partnership will be recorded at Time Warner's historical cost basis of accounting. Similarly, TWE will not recognize a gain or loss on its transfer of the TWE/Paragon Transferred Systems (and such net assets will be recorded by the TWE-Advance/Newhouse Partnership at TWE's historical cost basis of accounting), since such entities belong to a common consolidated control group.

        In order to maintain its 33.3% common partnership interest in the TWE-Advance/Newhouse Partnership, Advance/Newhouse will make a capital contribution in the form of a $76 million note, payable to the partnership no later than the fourth anniversary of the closing date of the transaction. Such contribution has no material effect on the accompanying pro forma financial statements and accordingly, has not been given pro forma effect therein.

        Upon consummation of the TWE-A/N Transfers, the TWE-Advance/Newhouse Partnership will be owned approximately 65.5% by TWE, 33.3% by Advance/Newhouse and 1.2% by Paragon. In addition, Paragon will own an approximate $152 million preferred partnership interest in the TWE-Advance/Newhouse Partnership, which will entitle it to receive priority allocations of partnership income and distributions therefrom. Under the terms of the partnership agreement, partnership income is generally allocated first to the preferred partnership interest at a rate of 10-1/4% per annum, and then to the partners in proportion to their respective common equity interests. Distributions on such preferred interests are payable each quarter in cash, to the extent available, in accordance with the terms of the partnership agreement. The preferred partnership interests are required to be redeemed by the TWE-Advance/ Newhouse Partnership in three equal annual installments beginning on the sixth anniversary of the TWE-A/N Transfer closing.

        TWE will continue to consolidate the TWE-Advance/Newhouse
Partnership and Paragon will account for its interest therein under the equity method of accounting.

TBS Transaction

        Pro forma adjustments for the TBS Transaction reflect (1) the issuance of approximately 179.8 million shares of common stock, including 57 million shares of Series LMCN-V Common Stock which were received by affiliates of LMC, (2) the issuance of approximately 14 million stock options, (3) the assumption of approximately $2.8 billion of indebtedness and (4) the payment of approximately $95 million for transaction costs and other related liabilities of Time Warner and TBS.

        The TBS Transaction has been accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire TBS of approximately $6.2 billion has been preliminarily allocated to the net assets acquired in proportion to estimates of their respective fair values.

Debt Refinancings

        Pro forma adjustments for the Debt Refinancings in the year ended December 31, 1996 reflect proceeds of (1) $1.55 billion received from the issuance of preferred stock as part of the Preferred Stock Refinancing and (2) approximately $750 million received from the issuance of the January 1996 Debentures, which have a weighted average interest rate of 7.3%, and the use of (1) $721 million of such proceeds, together with $557 million of net proceeds received from the issuance of the Preferred Trust Securities (8-7/8% yield) in December 1995, to finance the Convertible Debt Refinancing ($1.226 billion principal amount, plus redemption premiums and accrued interest thereon of $52 million), (2) $265 million to redeem all of Time Warner's outstanding 8.75% Debentures ($250 million principal amount, plus redemption premiums and accrued interest thereon of $15 million) and (3) approximately $1.285 billion to reduce outstanding indebtedness of TWI Cable under the 1995 Credit Agreement.

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
                             TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              June 30, 1997
                          (millions, unaudited)

                               Time                                    Time
                              Warner       CVI          Paragon       Warner
                            Historical  Transfers(a)  Transfers(b)  Pro Forma
A S S E T S
Cash and equivalents         $  470     $              $ 166        $   636
Other current assets          3,974          (8)           9          3,975
Total current assets          4,444          (8)         175          4,611
Noncurrent inventories        1,757           -            -          1,757
Investments in and amounts
   due to and from
   Entertainment Group        6,050         635           22          6,707
Other investments             1,903           -         (967)           936
Property, plant and
   equipment, net             2,032        (213)         216          2,035
Cable television and
   sports franchises          4,089      (1,084)         569          3,574
Goodwill                     12,332        (341)         (12)        11,979
Other assets                  2,048          (2)           5          2,051

Total assets                $34,655     $(1,013)       $   8        $33,650

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities   $ 3,709     $   (24)       $  41        $ 3,726
Long-term debt               12,711        (985)         (36)        11,690
Borrowings against future
  stock option proceeds         402           -            -            402
Deferred income taxes         4,057           -            -          4,057
Other liabilities             1,641          (4)           3          1,640
Company-obligated mandatorily
 redeemable preferred securities of subsidiaries holding solely subordinated notes and debentures of subsidiaries of the
 Company (1)                    949           -            -            949
Series M exchangeable
  preferred stock             1,763           -            -          1,763
Shareholders' equity:
  Preferred stock                 4           -            -              4
  Series LMCN-V common stock      1           -            -              1
  Common stock                    5           -            -              5
  Paid-in capital            12,447           -            -         12,447
  Accumulated deficit        (3,034)          -            -         (3,034)

Total shareholders' equity    9,423           -            -          9,423

Total liabilities and
  shareholders' equity      $34,655     $(1,013)       $   8        $33,650
  _______________
(1) Includes $374 million of preferred securities that are redeemable for cash or, at Time Warner's option, approximately 18.1 million shares of Hasbro, Inc. common stock owned by Time Warner.


See accompanying notes.
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

                                    TIME WARNER INC.
               PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             Six Months Ended June 30, 1997
                    (millions, except per share amounts; unaudited)


                                Time                                 Time
                               Warner      CVI         Paragon       Warner
                             Historical  Transfers(c)  Transfers(d) Pro Forma

Revenues                       $6,227      $(130)       $  100       $ 6,197
Cost of revenues*               3,453        (91)           89         3,451
Selling, general and
  administrative*               2,235        (18)           19         2,236
Operating expenses              5,688       (109)          108         5,687
Business segment operating
  income (loss)                   539        (21)           (8)          510
Equity in pretax income (loss)
  of Entertainment Group          426         (5)            3           424
Interest and other, net          (595)        34             5          (556)
Corporate expenses                (43)         -             -           (43)

Income before income taxes        327          8             -           335
Income tax provision             (245)        (3)            -          (248)

Income before extraordinary
 item                              82          5             -            87

Preferred dividend requirements  (157)         -             -          (157)

Income (loss) before extraordinary
  item applicable to common shares
                                $ (75)     $   5         $   -        $  (70)

Loss before extraordinary
  item per common share        $ (.13)                                $ (.13)

Average common shares           559.9                                  559.9
  _______________
* Includes depreciation and
  amortization expense of:      $ 615      $ (47)          $ 19        $ 587


See accompanying notes.

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
                                   TIME WARNER INC.
               PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                              Year Ended December 31, 1996
                    (millions, except per share amounts; unaudited)


                                           TBS Transaction
                     Time Warner   TBS          Pro Forma          Debt
                     Historical  Historical(e)  Adjustments(f) Refinancings(g)

Revenues                 $10,064      $2,735      $    -      $    -
Cost of revenues*          5,922       1,887         150           -
Selling, general and
   administrative*         3,176         725           -           -
Operating expenses         9,098       2,612         150           -
Business segment operating
  income (loss)              966         123        (150)          -

Equity in pretax income (loss)
  of Entertainment Group     290           -           -           -
Interest and other, net   (1,174)       (143)         11          38
Corporate expenses           (78)        (22)          -           -

Income (loss) before
  income taxes                 4         (42)       (139)          38
Income tax (provision)
  benefit                   (160)         22          11          (16)

Income (loss) before
  extraordinary item        (156)        (20)       (128)          22

Preferred dividend
   requirements             (257)          -           -          (51)

Income (loss) before extraordinary
   item applicable to
   common shares          $ (413)      $ (20)      $(128)       $ (29)

Loss before extraordinary item per
common share              $(0.95)

Average common shares      431.2
  _______________
* Includes depreciation and
  amortization
  expense of:             $  988       $ 141       $ 116       $    -

(Cont'd)

                          Subtotal                                  TWE-A/N
                          Time Warner   CVI           Paragon       Transfers
                          Pro Forma     Transfers(c)  Transfers(d)  Pro Forma

Revenues                  $12,799       $(238)        $200          $12,761

Cost of revenues*           7,959        (175)         172            7,956
Selling, general and
  administrative*           3,901         (39)          41            3,903

Operating expenses         11,860        (214)         213           11,859

Business segment operating
  income (loss)               939         (24)         (13)             902
Equity in pretax income
  (loss) of Entertainment
  Group                       290         (16)          (7)             267
Interest and other, net    (1,268)         62           20           (1,186)
Corporate expenses           (100)          -            -             (100)

Income (loss) before
  income taxes               (139)         22            -             (117)
Income tax (provision)
  benefit                    (143)         (9)           -             (152)

Income (loss) before
  extraordinary item         (282)         13            -             (269)

Preferred dividend
  requirements               (308)          -            -             (308)

Income (loss) before extraordinary
   item applicable to
   common shares           $ (590)       $ 13         $  -            $(577)

Loss before extraordinary
  item per common share    $(1.04)                                   $(1.02)

Average common shares       567.3                                     567.3
  _______________
* Includes depreciation and
  amortization expense of: $1,245      $ (95)         $ 36           $1,186

See accompanying notes.

                                TIME WARNER INC.
                   NOTES TO PRO FORMA CONSOLIDATED CONDENSED
                            STATEMENT OF OPERATIONS

  (a) Pro forma adjustments to record the CVI Transfers at June 30, 1997 reflect (1) a $635 million increase in Time Warner's investment in and amounts due to and from the Entertainment Group as a result of the receipt by Paragon of a 1.15% common partnership interest and $147 million preferred partnership interest in the TWE-Advance/Newhouse Partnership and (2) the elimination of $635 million of net assets relating to Time Warner's historical cost basis in the net assets to be transferred at June 30, 1997, including $985 million of long-term indebtedness that will be assumed by the TWE-Advance/Newhouse Partnership.

  (b) Pro forma adjustments to record the Paragon Transfers reflect (1) a $22 million increase in Time Warner's invest-ment in and amounts due to and from the Entertainment Group as a result of the receipt by Paragon of a .04% common partnership interest and $5 million preferred partnership interest in the TWE-Advance/Newhouse Partnership, (2) the elimination of $22 million of net assets relating to Time Warner's historical cost basis in the net assets to be transferred at June 30, 1997, including (i) $46 million of cable television franchises and (ii) $12 million of goodwill, offset by (iii) $36 million of long-term indebtedness that will be assumed by the TWE-Advance/Newhouse Partnership and (3) the consolidation of Paragon by Time
        Warner as a result of the redemption by Paragon of substantially all of TWE's and the TWE-Advance/Newhouse Partnership's pre-existing 50% beneficial ownership interests therein which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon. Pro forma adjustments to consolidate Paragon reflect (1) the consolidation of $392 million of net assets, including $40 million of cable television franchises, relating to the historical financial position at June 30, 1997 of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/Newhouse Partnership and (2) a $967 million decrease in other investments as a result of the elimination of Time Warner's historical investment in Paragon, of which $575 million has been reclassified to cable television franchises.

  (c) Pro forma adjustments to record the CVI Transfers for the six months ended June 30, 1997 and the year ended December 31, 1996 reflect (1) the elimination of $11 million and $39 million of pretax losses, respectively, relating to the net assets to be transferred, (2) a $5 million and $16 million reduction in Time Warner's equity in the pretax income of the Entertainment Group, respectively, representing the aggregate effect on TWE's operating results from the CVI Transfers, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, (3) a decrease in interest and other, net, of $2 million in the six months ended June 30, 1997 and an increase of $1 million in the year ended December 31, 1996, relating to Paragon's equity in the net income of the TWE-Advance/ Newhouse Partnership, including distributions received on Paragon's $147 million preferred partnership interest therein and (4) an increase of $3 million and $9 million in income tax expense, respectively, provided at a 41% tax rate.

  (d) Pro forma adjustments to record the Paragon Transfers for the six months ended June 30, 1997 and the year ended
        December 31, 1996 reflect (1) the consolidation of the operating results of Paragon, (2) a $3 million increase and a $7 million reduction in Time Warner's equity in the pretax income of the Entertainment Group, respectively, representing the aggregate effect on TWE's operating results from the Paragon Transfers, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein and (3) a $1 million and $2 million reduction in interest expense, respectively, as a result of the assump-tion by the TWE-Advance/Newhouse Partnership of $36 million of long-term indebtedness. Pro forma adjustments to consolidate the operating results of Paragon for the six months ended June 30, 1997 and the year ended December 31, 1996 include (i) an increase in operating income of $18 million and $37
        million, respectively, relating to the operations of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/Newhouse Partnership, (ii) a reduction of $4 million and $18 million, respectively, in interest and other, net, principally relating to gains on the sale of certain assets formerly owned by Paragon and (iii) a reduction of $26 million and $50 million in the historical operating results of Time Warner, respectively, resulting from the elimination of Time Warner's equity in the net income of Paragon.

  (e) Reflects the historical operating results of TBS for the nine-month, pre-acquisition period ended September 30, 1996, including certain reclassifications to conform to Time Warner's financial statement presentation.

  (f) Pro forma adjustments to record the TBS Transaction for the nine-month, pre-acquisition period ended September 30, 1996 reflect (1) the exclusion of $9 million of merger costs directly related to the TBS Transaction expensed by TBS in such period, (2) an increase of $150 million in cost of revenues consisting of (i) a $7 million reduction of TBS's historical amortization of pre-existing goodwill, (ii) a $152 million increase in amortization with respect to the excess cost to acquire TBS that has been allocated to (a) goodwill in the amount of $6.746 billion and amortized on a straight-line basis over a forty-year period and (b) other intangible assets in the amount of $698 million and amortized on a straight-line basis over a weighted average period of approximately 20 years, (iii) a $29 million decrease in the amortization of film libraries resulting from a change in their estimated useful lives and (iv) a $34 million increase in the amortization of capitalized film exploitation costs to conform TBS's accounting policy to Time Warner's accounting policy, (3) an increase of $5 million in interest expense on the $95 million of additional indebtedness for the payment of transaction costs and other related liabilities of Time Warner and TBS, (4) a decrease of $7 million in interest and other, net due to the elimination of TW Companies's historical equity accounting for its investment in TBS and (5) a decrease of $11 million in income tax expense as a result of income taxes provided at a 41% tax rate.

  (g) Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 reflect an increase in noncash preferred dividend requirements of $51 million relating to the payment of Series M Preferred Stock dividends, at a rate of 10-1/4% per annum, payable quarterly. For purposes of Time Warner's pro forma consolidated condensed statement of operations, such dividend requirements have been assumed to have been satisfied in-kind, through the issuance of additional shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.

        Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 also reflect interest savings of $38 million resulting from (1) the issuance of the January 1996 Debentures for approximately $750 million of proceeds and the use of $721 million of such proceeds, together with $557 million of available cash and equivalents related to the issuance of the Preferred Trust Securities, to redeem $1.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.278 billion, including redemption premiums and accrued interest thereon of $52 million and (2) the issuance of 1.6 million shares of Series M Preferred Stock for approximately $1.55 billion of net proceeds and the use of (i) $265 million of such proceeds to redeem all $250 million principal amount of Time Warner's outstanding
        8.75% Debentures (plus redemption premiums and accrued interest thereon of $15 million) and (ii) the remaining $1.285 billion of such proceeds to reduce outstanding indebtedness of TWI Cable under the 1995 Credit Agreement.

        All pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 reflect the incremental increase (decrease) in Time Warner's interest expense from each refinancing that had closed during the period, as set forth below (in millions).

  *  Issuance by Time Warner of $750 million of January
     1996 Debentures in connection with the Convertible
     Debt Refinancing, at a weighted average
     interest rate of 7.3%                                            $   2

  *  Redemption of $1.226 billion principal amount of
     8.75% Convertible Debentures                                        (9)

  *  Redemption of $250 million principal amount of 8.75% Debentures     (8)

  *  Repayment of $1.285 billion of TWI Cable indebtedness
     under the 1995 Credit Agreement                                    (23)

Net decrease in interest expense                                       $(38)

Income taxes of $16 million have been provided at a 41% tax rate on the aggregate net reduction in interest expense.

                            TIME WARNER ENTERTAINMENT GROUP
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                   June 30, 1997
                               (millions, unaudited)

                           Entertainment                        Entertainment
                           Group         CVI          Paragon       Group
                           Historical    Transfers(a) Transfers(b)  Pro Forma
A S S E T S
Cash and equivalents        $   293      $     -      $(166)        $  127
Other current assets          3,266            8         (9)         3,265
Total current assets          3,559            8       (175)         3,392

Noncurrent inventories        2,126            -          -          2,126
Loan receivable from
  Time Warner                   400            -          -            400
Property, plant and
  equipment, net              6,269          213       (216)         6,266
Cable television franchises   2,977        1,084          6          4,067
Goodwill                      3,936          341         12          4,289
Other assets                    990            2         (5)           987

Total assets                $20,257       $1,648      $(378)       $21,527

LIABILITIES AND PARTNERS' CAPITAL
Total current liabilities   $ 3,649       $   24      $ (41)       $ 3,632
Long-term debt                5,781          985         36          6,802
Other long-term liabilities   1,203            4         (3)         1,204
Minority interests            1,137          635       (370)         1,402
Preferred stock of a subsidiary
  holding solely a mortgage
  note of its parent            240            -          -            240
Time Warner General Partners'
   Senior Capital             1,605            -          -          1,605
Partners' capital             6,642            -          -          6,642

Total liabilities and
  partners' capital         $20,257       $1,648      $(378)       $21,527


See accompanying notes.

                            TIME WARNER ENTERTAINMENT GROUP
              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            Six Months Ended June 30, 1997
                                 (millions, unaudited)


                          Entertainment                          Entertainment
                          Group        CVI           Paragon       Group
                          Historical   Transfers(c)  Transfers(d)  Pro Forma

Revenues                  $5,333       $ 130         $(100)        $5,363

Cost of revenues*          3,445          91           (89)         3,447
Selling, general and
   administrative*         1,233          18           (19)         1,232

Operating expenses         4,678         109          (108)         4,679

Business segment
  operating income           655          21             8            684
Interest and other, net      (11)        (30)           (5)           (46)
Minority interest           (164)          4             -           (160)
Corporate expenses           (36)          -             -            (36)

Income (loss) before
  income taxes               444          (5)            3            442
Income tax provision         (37)          -             -            (37)

Net income (loss)          $ 407       $  (5)        $   3          $ 405

  _______________
* Includes depreciation and
  amortization expense of: $ 661       $  47         $ (19)         $ 689

See accompanying notes.

                         TIME WARNER ENTERTAINMENT GROUP
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                              (millions, unaudited)

                           Entertainment                         Entertainment
                           Group         CVI           Paragon       Group
                           Historical    Transfers(c)  Transfers(d)  Pro Forma

Revenues                   $10,861       $238          $(200)         $10,899

Cost of revenues*            7,436        175           (172)           7,439
Selling, general and
  administrative*            2,335         39            (41)           2,333

Operating expenses           9,771        214           (213)           9,772

Business segment
  operating income           1,090         24             13            1,127
Interest and other, net       (524)       (59)           (20)            (603)
Minority interest             (207)        19              -             (188)
Corporate expenses             (69)         -              -              (69)

Income (loss) before
  income taxes                 290        (16)            (7)             267
Income tax provision           (70)         -              -              (70)

Income (loss) before
  extraordinary item        $  220      $ (16)         $  (7)          $  197
  _______________
*Includes depreciation and
 amortization expense of:   $1,244      $  95          $ (36)          $1,303


See accompanying notes.

                             TIME WARNER INC.
       NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                           FINANCIAL STATEMENTS

(a) Pro forma adjustments to record the CVI Transfers at June 30, 1997 reflect (1) the recording of $635 million of net assets to be acquired by the TWE-Advance/Newhouse Partnership from Paragon at Time Warner's historical cost basis of accounting, including $985 million of indebtedness that will be assumed in the transaction and (2) a $635 million increase in minority interest resulting from the issuance by the TWE-Advance/ Newhouse Partnership of a 1.15% common partnership interest and a $147 million preferred partnership interest to Paragon.

(b) Pro forma adjustments to record the Paragon Transfers at June
    30, 1997 reflect (1) the recording of $22 million of net assets to be acquired by the TWE-Advance/Newhouse Partnership from Paragon at Time Warner's historical cost basis of accounting, including (i) $46 million of cable television franchises and
    (ii) $12 million of goodwill, offset by (iii) $36 million of indebtedness that will be assumed in the transaction, (2) a $22 million increase in minority interest resulting from the issuance by the TWE-Advance/Newhouse Partnership of a .04% common partnership interest and a $5 million preferred partnership interest to Paragon and (3) the deconsolidation of Paragon by TWE as a result of the redemption by Paragon of substantially all of TWE's and the TWE-Advance/Newhouse Partnership's pre-existing 50% beneficial ownership interests therein which, in effect, will result in wholly owned subsidiaries of Time
    Warner owning substantially all of the remaining cable television systems of Paragon. Pro forma adjustments to deconsolidate
    Paragon reflect (1) the deconsolidation of $392 million of net assets, including $40 million of cable television franchises, relating to the historical financial position at June 30, 1997 of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/Newhouse Partnership and
    (2) a $392 million decrease in minority interest relating to the elimination of Time Warner's historical investment in Paragon.

    TWE's contribution of the TWE/Paragon Transferred Systems to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership has no effect on the pro forma consolidated condensed balance sheet of TWE and accordingly, has not been given pro forma effect to therein.

(c) Pro forma adjustments to record the CVI Transfers for the six months ended June 30, 1997 and the year ended December 31, 1996 reflect (1) the recording of $11 million and $39 million of pretax losses, respectively, relating to the net assets to be acquired by the TWE-Advance/Newhouse Partnership, (2) a $2 million and $4 million decrease in interest and other, net, respectively, resulting from a 37.5 basis point decrease in the pro forma interest rates applicable to borrowings by the TWE-Advance/Newhouse Partnership under the New Credit Agreement in comparison to the pro forma interest rates applicable to borrowings by TWI Cable under the same credit agreement and (3) a $4 million and $19 million decrease in minority interest expense, respectively, representing the net effect of (i) Advance/Newhouse's minority interest in the incremental net losses and preferred dividend requirements of the TWE-Advance/Newhouse Partnership which are partially offset by (ii) Paragon's minority interest in the aggregate net income of the TWE-Advance/Newhouse Partnership, including distributions on its $147 million preferred partnership interest therein at an annual rate of 10-1/4%.

(d) Pro forma adjustments to record the Paragon Transfers for the six months ended June 30, 1997 and the year ended December 31, 1996 reflect (1) the deconsolidation of the operating results of Paragon, (2) a $1 million and $2 million increase in interest and other, net, respectively, as a result of the assumption by the TWE-Advance/Newhouse Partnership of $36 million of long-term indebtedness of TWI Cable. Pro forma adjustments to deconsolidate the operating results of Paragon for the six months ended June 30, 1997 and the year ended

    December 31, 1996 include (i) a reduction of $18 million and $37 million in the historical operating income of Paragon, respect-ively, relating to the operations of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/ Newhouse Partnership, (ii) an increase of $4 million and $18 million, respectively, in interest and other, net, principally relating to the elimination of a gain on the sale of an investment formerly owned by Paragon and (iii) a $26 million and $50 million increase in operating income relating to the elimination of Time Warner's historical minority interest in the net income of Paragon.

    TWE's contribution of the TWE/Paragon Transferred Systems to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership has no effect on the pro forma consolidated condensed statements of operations of TWE and accordingly, has not been given pro forma effect to therein.

(b) Financial statements of businesses acquired:

    (i) Turner Broadcasting System, Inc. (the documents listed in this paragraph (i) being referred to as the "Financial Statements of Turner Broadcasting System, Inc."):
        (A) Unaudited Consolidated Condensed Financial Statements as of September 30, 1996 and for each of the nine months ended September 30, 1996 and 1995; and
        (B) Consolidated Financial Statements as of December 31, 1995 and 1994 and for each of the years ended December 31, 1995, 1994 and 1993, including the report thereon of Price Waterhouse LLP.

    (ii) Cablevision Industries Corporation and subsidiaries (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Cablevision Industries Corporation"):
        (A) Consolidated Financial Statements as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP; and
        (B)  Consolidated Financial Statements as of December 31,
      1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Arthur Andersen LLP.

  (c)   Pro forma Consolidated Condensed Financial Statements:

    (i) Time Warner Inc.:
        (A)  Pro Forma Consolidated Condensed Balance Sheet as of
      June 30, 1997;
        (B)  Pro Forma Consolidated Condensed Statements of
      Operations for the six months ended June 30, 1997 and the year ended December 31, 1996; and
        (C)  Notes to Pro Forma Consolidated Condensed Financial
      Statements.

    (ii)     Entertainment Group:
        (A)  Pro Forma Consolidated Condensed Balance Sheet as of
      June 30, 1997;
        (B)  Pro Forma Consolidated Condensed Statement of
      Operations for the six months ended June 30, 1997 and the year ended December 31, 1996; and
        (C)  Notes to Pro Forma Consolidated Condensed Financial
      Statements.

  (d)   Exhibits:

   (i)    Exhibit 23.(a): Consent of Price Waterhouse LLP.

   (ii)   Exhibit 23.(b): Consent of Ernst & Young LLP.

   (iii)  Exhibit 23.(c): Consent of Arthur Andersen LLP.

   (iv) Exhibit 99.(a): Financial Statements of Turner Broadcasting System, Inc. (incorporated by reference from pages 31 to 53 of the Annual Report to Shareholders incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 1995 of Turner Broadcasting System, Inc. and from pages 2 to 9 of the Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 of Turner Broadcasting System, Inc.).

   (v) Exhibit 99.(b): Financial Statements of Cablevision Industries Corporation (incorporated by reference from pages 23 to 39 of the Annual Report on Form 10-K for the year ended December 31, 1995 of Cablevision Industries Corporation).

   (vi) Exhibit 99.(c): Amended and Restated Transaction Agreement dated as of October 27, 1997 among Advance Publications, Inc., Newhouse Broadcasting Corporation, Advance/Newhouse Partnership, Time Warner Entertainment Company, L.P., TW Holding Co. and Time Warner Entertainment-Advance/Newhouse Partnership.

                           SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 5, 1997.

                                      TIME WARNER INC.

                                      By:    /s/ Richard J. Bressler
                                      Name:   Richard J. Bressler
                                      Title:  Senior Vice President
                                              and Chief Financial Officer

                             EXHIBIT INDEX

 Exhibit                                                         Sequential
   No.          Description of Exhibits                         Page  Number

 23.(a)       Consent of Price Waterhouse LLP,
              Independent Accountants.

 23.(b)       Consent of Ernst & Young LLP, Independent
              Accountants.

 23.(c)       Consent of Arthur Andersen LLP, Independent
              Public Accountants.

 99.(a)       Financial Statements of Turner Broadcasting
              System, Inc. (incorporated by reference from
              pages 31 to 53 of the Annual Report to Shareholders
              incorporated by reference into the
              Annual Report on Form 10-K for the year ended
              December 31, 1995 of Turner Broadcasting System,
              Inc. and from pages 2 to 9 of the Quarterly Report
              on Form 10-Q for the nine months ended September
              30, 1996 of Turner Broadcasting System, Inc.)             *

 99.(b)       Financial Statements of Cablevision Industries
              Corporation (incorporated by reference from pages
              23 to 39 of the Annual Report on Form 10-K for the
              year ended December 31, 1995 of
              Cablevision Industries Corporation).                      *

 99.(c)       Amended and Restated Transaction Agreement, dated
              as of October 27, 1997 among Advance Publications, Inc., Newhouse Broadcasting Corporation, Advance/Newhouse Partnership, Time Warner Entertainment Company, L.P.,
              TW Holding Co. and Time Warner Entertainment-Advance Newhouse Partnership.
 _______________
 *  Incorporated by reference.